Exhibit 99.1

Globus Medical Reports Third Quarter 2023 Results

AUDUBON, PA, November 7, 2023: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2023.    The merger with NuVasive, Inc. was completed on September 1, 2023 and results presented within include NuVasive, Inc. results from that closing date.

•	Worldwide net sales were $383.6 million, an increase of 51.0%.
•	GAAP net income for the quarter was $1.0 million
•	GAAP diluted earnings per share (“EPS”) was $0.01 and non-GAAP diluted EPS was $0.57
•	Non-GAAP adjusted EBITDA was $112.9 million, or 29.4% of net sales
•	Stand-alone Globus Medical net sales were $281.2 million, an increase of 10.7%

“The third quarter of 2023 was a defining moment for Globus Medical, as we completed our planned merger with NuVasive to create the most innovative company in the spine industry. The combination of Globus Medical and NuVasive brings together two leading companies with a shared vision to improve the lives of more patients around the globe. We are now focused on executing our integration plan over the next several months to unlock the growth engine associated with a combined culture of unparalleled product development and unsurpassed customer service,” said Dan Scavilla, president and chief executive officer of Globus Medical. “Our long-term business plan remains unchanged as we move forward to help surgeons and healthcare providers deliver better care for patients with musculoskeletal disorders. We are looking forward to the combined organization transforming the future of surgery.”

Worldwide net sales for the third quarter of 2023 were $383.6 million, an as-reported increase of 51.0% over the third quarter of 2022.   U.S. net sales for the third quarter of 2023 increased by 42.5% compared to the third quarter of 2022. International net sales increased by 100.2% over the third quarter of 2022 on an as-reported basis, and an increase of 96.0% on a constant currency basis. Excluding business from the newly acquired NuVasive, worldwide net sales increased by 10.7%, U.S. net sales increased by 8.1% and, and international net sales increased by 25.5%, compared to the third quarter of 2022.

GAAP net income for the third quarter of 2023 was $1.0 million, a decrease of 97.9% over the same period in the prior year. Diluted EPS for the third quarter was $0.01, compared to $0.47 for the third quarter of 2022. The decrease in both GAAP net income and Diluted EPS were primarily driven by the addition of NuVasive results and acquisition related costs incurred in the quarter since the closing date of the merger.  Non-GAAP diluted EPS for the third quarter of 2023, which excludes merger-related costs among other costs, was $0.57, compared to $0.50 in the third quarter of 2022 an increase of 14.7%.

Net cash provided by operating activities was $50.5 million, and non-GAAP free cash flow was $29.0 million for the third quarter of 2023.

2023 Annual Guidance

The Company today increased its full year fiscal 2023 revenue guidance to $1.55 billion, up from $1.125 billion, and reaffirmed non-GAAP fully diluted earnings per share guidance of $2.30.

Conference Call Information

Globus Medical will hold a teleconference to discuss its third quarter 2023 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, acquisition related costs/licensing and acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency acquisition-related impacts, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense.  Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended September 30, 2023 and for other comparative periods, we are presenting non-GAAP net income, and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments.  We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold.  The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September 30, 2023 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, free cash flow and constant currency net sales growth may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of, and our ability to integrate the NuVasive business successfully and to achieve anticipated synergies, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
Net sales	$383,639	$254,148	$951,942	$748,345
Cost of sales	135,390	65,497	282,688	193,134
Gross profit	248,249	188,651	669,254	555,211

Operating expenses:
Research and development	29,329	18,701	71,758	53,508
Selling, general and administrative	156,206	106,576	398,691	314,042
Provision for litigation, net	2,924	—	184	2,341
Amortization of intangibles	13,761	4,324	22,909	13,229
Acquisition related costs	45,625	(652)	52,693	(1,832)
Total operating expenses	247,845	128,949	546,235	381,288

Operating income/(loss)	404	59,702	123,019	173,923

Other income/(expense), net
Interest income/(expense), net	7,920	3,899	22,711	8,918
Foreign currency transaction gain/(loss)	(5,314)	(2,210)	(5,649)	(3,708)
Other income/(expense)	(475)	74	318	1,770
Total other income/(expense), net	2,131	1,763	17,380	6,980

Income/(loss) before income taxes	2,535	61,465	140,399	180,903
Income tax provision	1,537	14,034	32,560	40,799

Net income/(loss)	$998	$47,431	$107,839	$140,104

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	2,641	(4,380)	6,979	(18,239)
Foreign currency translation gain/(loss)	(2,310)	(2,478)	(1,085)	(7,215)
Total other comprehensive income/(loss), net of tax	331	(6,858)	5,894	(25,454)
Comprehensive income/(loss)	$1,329	$40,573	$113,733	$114,650

Earnings per share:
Basic	$0.01	$0.48	$1.03	$1.39
Diluted	$0.01	$0.47	$0.98	$1.36
Weighted average shares outstanding:
Basic	113,537	99,652	104,762	100,638
Diluted	115,245	101,417	110,058	102,789

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$279,620	$150,466
Short-term marketable securities	189,314	295,592
Accounts receivable, net of allowances of $9,242 and $4,724, respectively	494,112	213,247
Inventories	904,977	298,981
Prepaid expenses and other current assets	47,574	20,997
Income taxes receivable	1,740	4,061
Total current assets	1,917,337	983,344
Property and equipment, net of accumulated depreciation of $387,816 and $343,036, respectively	606,911	243,729
Operating lease right of use assets	94,831	5,988
Long-term marketable securities	275,958	495,852
Intangible assets, net	1,261,617	63,574
Goodwill	1,122,428	197,471
Other assets	69,478	37,323
Deferred income taxes	7,315	48,845
Total assets	$5,355,875	$2,076,126

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,934	$36,101
Accrued expenses	221,670	92,169
Operating lease liabilities	13,385	2,536
Income taxes payable	34,402	990
Business acquisition liabilities	54,339	13,308
Deferred revenue	17,992	14,100
Total current liabilities	428,722	159,204
Business acquisition liabilities, net of current portion	75,627	54,950
Operating lease liabilities	99,927	3,475
Senior convertible notes	409,723	—
Deferred income taxes	132,191	1,779
Other liabilities	22,400	10,345
Total liabilities	1,168,590	229,753

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 118,169,712 and 77,762,282 shares at September 30, 2023 and December 31, 2022, respectively	118	78
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2023 and December 31, 2022, respectively	22	22
Additional paid-in capital	2,858,091	630,952
Accumulated other comprehensive income/(loss)	(18,736)	(24,630)
Retained earnings	1,347,790	1,239,951
Total equity	4,187,285	1,846,373
Total liabilities and equity	$5,355,875	$2,076,126

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$107,839	$140,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,571	51,342
Amortization of premium (discount) on marketable securities	730	4,446
Write-down for excess and obsolete inventories, net	6,700	5,890
Amortization of inventory fair value step up	19,065	—
Stock-based compensation expense	40,297	24,303
Allowance for doubtful accounts	4,284	(396)
Change in fair value of business acquisition liabilities	4,431	(2,043)
Change in deferred income taxes	(45,990)	(17,014)
(Gain)/loss on disposal of assets, net	1,466	241
Payment of business acquisition related liabilities	(2,370)	(2,021)
(Increase)/decrease in:
Accounts receivable	(36,953)	(46,200)
Inventories	(58,978)	(48,650)
Prepaid expenses and other assets	(1,280)	(6,866)
Increase/(decrease) in:
Accounts payable	(7,952)	10,407
Accrued expenses and other liabilities	20,579	1,660
Income taxes payable/receivable	13,386	(710)
Net cash provided by/(used in) operating activities	138,825	114,493
Cash flows from investing activities:
Purchases of marketable securities	(100,643)	(322,100)
Maturities of marketable securities	214,430	239,126
Sales of marketable securities	219,987	89,978
Purchases of property and equipment	(55,393)	(55,707)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(296,028)	(1,175)
Net cash provided by/(used in) investing activities	(17,647)	(49,878)
Cash flows from financing activities:
Payment of business acquisition liabilities	(5,908)	(5,288)
Proceeds from exercise of stock options	11,357	26,228
Repurchase of common stock	—	(144,493)
Net cash provided by/(used in) financing activities	5,449	(123,553)
Effect of foreign exchange rates on cash	2,527	92
Net increase/(decrease) in cash and cash equivalents	129,154	(58,846)
Cash and cash equivalents at beginning of period	150,466	193,069
Cash and cash equivalents at end of period	$279,620	$134,223

Supplemental disclosures of cash flow information:
Income taxes paid, net	$65,171	$58,301
Non-cash investing and financing activities:
Equity issued in conjunction with the NuVasive merger	$2,153,860	$—
Accrued purchases of property and equipment	$5,971	$5,341

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Musculoskeletal Solutions	$347,460	$230,060	$855,922	$681,704
Enabling Technologies	27,661	24,088	87,502	66,641
Neuromonitoring Services	8,518	—	8,518	—
Total net sales	$383,639	$254,148	$951,942	$748,345

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2023	2022
Cash and cash equivalents	$279,620	$150,466
Short-term marketable securities	189,314	295,592
Long-term marketable securities	275,958	495,852
Total cash, cash equivalents and marketable securities	$744,892	$941,910

The following tables reconcile GAAP to Non-GAAP financial measures.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2023	2022	2023	2022
Net income/(loss)	$998	$47,431	$107,839	$140,104
Interest (income)/expense, net	(7,920)	(3,899)	(22,711)	(8,918)
Provision for income taxes	1,537	14,034	32,560	40,799
Depreciation and amortization	37,388	17,578	73,571	51,342
EBITDA	32,003	75,144	191,259	223,327
Stock-based compensation expense	9,877	8,314	27,418	24,303
Provision for litigation, net	2,924	—	184	2,341
Acquisition related costs/licensing	64,883	(652)	72,067	(938)
Net (gain) loss from strategic investments	268	—	268	—
Non-cash acquisition-related foreign currency impacts	2,898	—	2,898	—
Adjusted EBITDA	$112,852	$82,806	$294,094	$249,033

Net income/(loss) as a percentage of net sales	0.3%	18.7%	11.3%	18.7%
Adjusted EBITDA as a percentage of net sales	29.4%	32.6%	30.9%	33.3%

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Net income/(loss)	$998	$47,431	$107,839	$140,104
Provision for litigation, net	2,924	—	184	2,341
Amortization of intangibles	13,761	4,324	22,909	13,229
Acquisition related costs/licensing	64,883	(652)	72,067	(938)
Non-cash acquisition-related foreign currency impacts	2,898	—	2,898	—
Net gain/(loss) on strategic investments	268	—	268	—
Tax effect of adjusting items	(20,201)	(839)	(23,260)	(3,280)
Non-GAAP net income/(loss)	$65,531	$50,264	$182,905	$151,456

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Cost of goods sold	$135,390	$65,497	$282,688	$193,134
Acquisition related inventory amortization in COGS	(19,065)	—	(19,065)	—
Adjusted COGS	$116,325	$65,497	$263,623	$193,134

Adjusted gross profit	267,314	188,651	688,319	555,211
Adjusted gross profit as a percentage	69.7%	74.2%	72.3%	74.2%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Diluted earnings per share, as reported	$0.01	$0.47	$0.98	$1.36
Dilution attributable to Convertible Notes	—	—	0.03	—
Provision for litigation, net	0.03	—	—	0.02
Amortization of intangibles	0.12	0.04	0.22	0.13
Acquisition related costs/licensing	0.56	(0.01)	0.68	(0.01)
Net (gain) loss from strategic investments	0.00	—	0.00	—
Non-cash acquisition-related foreign currency impacts	0.03	—	0.03	—
Tax effect of adjusting items	(0.18)	(0.01)	(0.22)	(0.03)
Non-GAAP diluted earnings per share	$0.57	$0.50	$1.72	$1.47

*amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$50,484	$32,920	$138,825	$114,493
Purchases of property and equipment	(21,534)	(11,983)	(55,393)	(55,707)
Free cash flow	$28,950	$20,937	$83,432	$58,786

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$309,315	$217,024	42.5%	$—	42.5%
International	74,324	37,124	100.2%	1,565	96.0%
Total net sales	$383,639	$254,148	51.0%	$1,565	50.3%

	Nine Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2023	2022	Growth	Period Net Sales	Growth
United States	$788,924	$638,707	23.5%	$—	23.5%
International	163,018	109,638	48.7%	(1,471)	50.0%
Total net sales	$951,942	$748,345	27.2%	$(1,471)	27.4%

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com